For Additional Information:
Ronald A. Miller
Executive VP & CFO
Phone: 585.786.1102
Email: ramiller@fiiwarsaw.com

FII Announces Second Quarter Results

WARSAW, N.Y., July 24, 2008 — Financial Institutions, Inc. (Nasdaq: FISI), the parent company of Five Star Bank, today announced financial results for the second quarter ended June 30, 2008. Net income for Financial Institutions, Inc. (“FII” or “Company”) was $1.6 million, or $0.12 per diluted share, compared with $3.8 million, or $0.31 per diluted share for the first quarter of 2008 and $3.4 million, or $0.27 per diluted share, for the second quarter of 2007. For the first six months of 2008 net income was $5.4 million, or $0.43 per diluted share, compared with $7.1 million, or $0.56 per diluted share for the first six months of 2007.

The second quarter results reflect a valuation write-down of certain securities totaling $3.8 million ($2.3 million, net of tax or approximately $0.21 per diluted share on both a quarter-to-date and year-to-date basis), as four securities in the investment portfolio were considered to be other-than-temporarily impaired (“OTTI”) at June 30, 2008. The OTTI determination related to two privately issued whole loan collateralized mortgage obligations (“CMOs) with exposure to sub-prime mortgages and two pooled trust preferred securities with exposure to financial institutions impacted by recent disruptions facing the financial industry.

Absent the OTTI write-down, net income for the second quarter of 2008 would have been $3.9 million, or $0.33 per diluted share and $7.7 million, or $0.64 per diluted share, for the first six months of 2008.

Highlights for the second quarter of 2008 include:

•	Net interest income was $16.2 million for the second quarter, up $1.1 million from the first quarter of 2008 and $2.1 million, or 15%, from the second quarter of 2007, reflecting continued improvement in net interest margin and improved earning asset mix from growth of the loan portfolio.

•	Net interest margin increased 21 basis points, to 3.94%, compared with 3.73% for the first quarter of 2008 and is up 59 basis points from 3.35% for the second quarter of 2007. The improved net interest margin resulted principally from lower funding costs and the benefits associated with a higher percentage of earning assets being deployed in higher yielding loan assets.

•	Loans increased $46.6 million to $1.011 billion at June 30, 2008, compared with $964.2 million at December 31, 2007 and increased $69.9 million, or 7%, from June 30, 2007. The increase reflects execution of the Company’s business plan to rebuild, in a disciplined manner, the commercial loan portfolio and grow consumer indirect auto loans.

•	Nonperforming assets decreased $2.0 million from December 31, 2007 to $7.5 million at June 30, 2008. Since June 30, 2007, nonperforming assets have declined $4.3 million, or 36%. The ratio of the allowance for loan losses to nonperforming loans improved to 256% at June 30, 2008 versus 192% at December 31, 2007 and 159% at June 30, 2007.

•	Continued strong capital position with total equity capital of $189.0 million, a leverage capital ratio of 9.17% and a total risk-based capital ratio of 15.77% at June 30, 2008.

•	An OTTI charge on investment securities totaling $3.8 million ($2.3 million net of tax).

Peter G. Humphrey, President and CEO of FII, commented, “Our second quarter results reflect challenges presented by disruption in the financial and capital markets that face the financial industry. The valuation write-down of certain securities recorded in the second quarter reflects the prudent and proactive recognition of specific exposures in our investment portfolio related to these challenges. For each of the securities for which we recognized an impairment charge, the scheduled payments are being made as agreed. We are well positioned to weather this difficult period due to our core banking franchise and core earnings capacity that is built upon a foundation of diversified and prudent lending, stable core deposits and a strong capital position. The current capital markets continue to cause concern and we intend to continue our prudent and proactive approach to exposures in our investment portfolio.”

Net Interest Income

Net interest income was $16.2 million for the second quarter of 2008, up $1.1 million from the first quarter of 2008 and $2.1 million versus the second quarter of 2007. Net interest margin improved to 3.94% in the second quarter of 2008 versus 3.73% in the first quarter of 2008 and 3.35% in the second quarter of 2007. For the first six months of 2008 net interest income was $31.3 million compared with $28.0 million for the same period in 2007. Net interest margin improved to 3.83% versus 3.37%. The improved net interest income and net interest margin resulted principally from lower funding costs and the benefits associated with a higher percentage of earning assets being deployed in higher yielding loan assets.

Noninterest Income

Noninterest income for the second quarter of 2008 was $932 thousand, versus $4.7 million and $4.6 million in the first quarter of 2008 and the second quarter of 2007, respectively. For the six months ended June 30, 2008 noninterest income was $5.7 million compared with $9.3 million for the same period in 2007. The decline is primarily the result of the $3.8 million valuation write-down of certain investment securities deemed to be OTTI, which was recorded in the second quarter of 2008. Noninterest income, absent the $3.8 million write-down, would have been $4.7 million and $9.5 million for the second quarter of 2008 and first six months of 2008, respectively.

Noninterest Expense

Noninterest expense for the second quarter of 2008 was $14.4 million, a slight increase from $14.3 million in the first quarter of 2008 and $14.3 million in the second quarter of 2007. For the first six months of 2008 noninterest expense was $28.7 million, an increase of $383 thousand compared with the same period in 2007. The principal expense items that contributed to the increase were: salaries and benefits increased $243 thousand primarily due to stock compensation related expenses; occupancy and equipment costs were $249 thousand higher due to increased spending on technology-related equipment and the associated maintenance costs; and computer and data processing expenses increased $115 thousand. These increases were partially offset by a $251 thousand decrease in advertising and promotions expense.

Balance Sheet

Total assets at June 30, 2008 were $1.895 billion, up $37.6 million from $1.858 billion at December 31, 2007. Total loans were $1.011 billion at June 30, 2008, an increase of $46.6 million from $964.2 million at December 31, 2007, principally from a $43.0 million increase in indirect auto loans. Total deposits increased $19.8 million to $1.596 billion at June 30, 208 versus $1.576 billion at December 31, 2007. Total borrowings, including junior subordinated debentures, increased $21.3 million to $89.5 million at June 30, 2008, up from $68.2 million at December 31, 2007. Total shareholders’ equity at June 30, 2008 was $189.0 million compared with $195.3 million at December 31, 2007. The Company’s leverage ratio was 9.17% and total risk-based capital ratio was 15.77% at June 30, 2008.

Asset Quality

Mr. Humphrey commented, “We continued making significant progress in reducing our nonperforming assets during the second quarter of 2008. Our total nonperforming assets have been reduced by $4.3 million, or 36%, from one year ago. For second quarter of 2008, our ratio of net loan charge-offs to average loans was 0.35% (annualized), within acceptable parameters.”

The Company recorded a provision for loan losses of $1.4 million for the second quarter of 2008 compared with a credit for loan losses of $153 thousand in the second quarter of 2007. The increase in the provision for loan losses is primarily due to growth and the changing mix of the loan portfolio and an increase in net loan charge-offs, partially offset by reduced nonperforming loans. Net charge-offs of $869 thousand for the second quarter of 2008 represented 35 basis points (annualized) of average loans. For the first six months of 2008 net charge-offs were $1.6 million, or 32 basis points (annualized) of average loans, compared with $373 thousand, or 8 basis points (annualized) of average loans, for the first half of 2007. The increase in net charge-offs in 2008 related principally to commercial mortgage and residential mortgage loans.

The allowance for loan losses was $16.0 million at June 30, 2008 compared with $15.5 million December 31, 2007. Nonperforming loans were $6.3 million at June 30, 2008 compared with $7.4 million and $8.1 million at March 31, 2008 and December 31, 2007, respectively. The ratio of allowance for loans losses to nonperforming loans improved to 256% at June 30, 2008 versus 211% and 192% at March 31, 2008 and December 31, 2007, respectively.

About Financial Institutions, Inc.

With $1.9 billion in assets, Financial Institutions, Inc. provides diversified financial services through its subsidiaries, Five Star Bank and Five Star Investment Services, Inc. Five Star Bank provides a wide range of consumer and commercial banking services to individuals, municipalities and businesses through a network of 50 offices and 70 ATMs in Western and Central New York State. Five Star Investment Services provides brokerage and insurance products and services within the same New York State markets. The consolidated entity includes approximately 660 employees. The Company’s stock is listed on the Nasdaq Global Select Market under the symbol FISI. Additional information is available at the Company’s website: www.fiiwarsaw.com.

Safe Harbor Statement

This press release may contain forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current beliefs or projections. There are a number of important factors that could affect the Company’s forward-looking statements which include its ability to implement its strategic plan, its ability to redeploy investment assets into loan assets, the attitudes and preferences of its customers, the competitive environment, fluctuations in the fair value of securities in the investment portfolio, general economic conditions nationally and regionally and other factors discussed in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise these statements following the date of this press release.

*****

FINANCIAL INSTITUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
	June 30,	December 31,	June 30,
(Dollars in thousands, except share data)	2008	2007	2007
ASSETS
Cash and due from banks	$60,640	$45,165	$44,309
Federal funds sold and interest-bearing deposits in other banks	2,409	1,508	5,720
Securities available for sale, at fair value	669,752	695,241	759,855
Securities held to maturity, at amortized cost	56,508	59,479	51,872
Loans held for sale	926	906	1,432
Loans:
Commercial	140,745	136,780	121,687
Commercial real estate	250,872	245,797	246,032
Agricultural	45,231	47,367	53,375
Residential real estate	172,396	166,863	165,516
Consumer indirect	177,967	134,977	117,446
Consumer direct and home equity	223,538	232,389	236,814

Total loans	1,010,749	964,173	940,870
Less: Allowance for loan losses	16,038	15,521	16,522

Loans, net	994,711	948,652	924,348
Premises and equipment, net	33,893	34,157	34,720
Goodwill	37,369	37,369	37,369
Other assets	39,240	35,399	38,467

Total assets	$1,895,448	$1,857,876	$1,898,092

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Noninterest-bearing demand	$288,258	$286,362	$263,801
Interest-bearing demand, savings and money market	710,607	681,953	670,253
Certificates of deposit	596,890	607,656	682,995

Total deposits	1,595,755	1,575,971	1,617,049
Short-term borrowings	51,977	25,643	22,521
Long-term borrowings	20,786	25,865	37,159
Junior subordinated debentures issued to unconsolidated subsidiary trust	16,702	16,702	16,702
Other liabilities	21,230	18,373	21,895

Total liabilities	1,706,450	1,662,554	1,715,326
Shareholders’ Equity
Preferred stock	17,581	17,581	17,581
Common stock	113	113	113
Additional paid-in capital	24,320	24,778	24,631
Retained earnings	159,946	158,744	152,900
Accumulated other comprehensive (loss) income	(4,650)	667	(8,701)
Treasury stock, at cost	(8,312)	(6,561)	(3,758)

Total shareholders’ equity	188,998	195,322	182,766

Total liabilities and shareholders’ equity	$1,895,448	$1,857,876	$1,898,092

FINANCIAL INSTITUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
	Quarter-to-Date			Year-to-Date
	June 30,	March 31,	June 30,		June 30,
(Dollars in thousands, except share and per share data)	2008	2008	2007	2008	2007
Interest income:
Interest and fees on loans	$16,400	$16,728	$16,932	$33,128	$33,559
Interest and dividends on securities	7,942	8,234	8,952	16,176	17,379
Other interest income	194	310	574	504	1,326

Total interest income	24,536	25,272	26,458	49,808	52,264

Interest expense:
Deposits	7,419	9,236	11,338	16,655	22,101
Short-term borrowings	132	152	153	284	322
Long-term borrowings	366	367	483	733	969
Junior subordinated debentures	432	432	432	864	864

Total interest expense	8,349	10,187	12,406	18,536	24,256

Net interest income	16,187	15,085	14,052	31,272	28,008
Provision (credit) for loan losses	1,358	716	(153)	2,074	(153)

Net interest income after provision (credit) for loan losses	14,829	14,369	14,205	29,198	28,161
Noninterest income:
Service charges on deposits	2,518	2,500	2,767	5,018	5,336
ATM and debit card income	856	752	724	1,608	1,344
Broker-dealer fees and commissions	401	459	347	860	730
Loan servicing	232	186	243	418	449
Income from corporate owned life insurance	27	19	29	46	49
Net gain (loss) on investment securities	(3,744)	173	51	(3,571)	51
Net gain on sale of loans held for sale	92	164	116	256	276
Net gain on sale and disposal of other assets	115	37	31	152	101
Other	435	454	298	889	1,008

Total noninterest income	932	4,744	4,606	5,676	9,344
Noninterest expense:
Salaries and employee benefits	8,169	8,436	8,008	16,605	16,362
Occupancy and equipment	2,567	2,580	2,450	5,147	4,898
Supplies and postage	437	441	402	878	840
Amortization of other intangibles	76	77	76	153	153
Computer and data processing	580	581	589	1,161	1,046
Professional fees and services	480	557	577	1,037	1,072
Advertising and promotions	283	150	464	433	684
Other	1,793	1,451	1,782	3,244	3,221

Total noninterest expense	14,385	14,273	14,348	28,658	28,276

Income before income taxes	1,376	4,840	4,463	6,216	9,229
Income tax provision (benefit)	(255)	1,061	1,020	806	2,171

Net income	$1,631	$3,779	$3,443	$5,410	$7,058

Net income per common share:
Basic	$0.12	$0.31	$0.27	$0.43	$0.56
Diluted	$0.12	$0.31	$0.27	$0.43	$0.56
Weighted average common shares outstanding:
Basic	10,879,405	10,938,275	11,188,840	10,908,840	11,252,472
Diluted	10,927,981	10,974,674	11,222,994	10,951,328	11,291,219

FINANCIAL INSTITUTIONS, INC. AND SUBSIDIARIES/
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
	2008	2008	2007	2007	2007
(Dollars in thousands, except per share data)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr

EARNINGS
Net interest income	$16,187	$15,085	$15,205	$14,861	$14,052
Net interest income (fully tax-equivalent)	$17,401	$16,361	$16,491	$16,051	$15,193
Provision (credit) for loan losses	$1,358	$716	$351	$(82)	$(153)
Noninterest income	$932	$4,744	$5,002	$6,334	$4,606
Noninterest expense	$14,385	$14,273	$14,543	$14,609	$14,348
Net income	$1,631	$3,779	$4,098	$5,254	$3,443
Preferred dividends	$370	$371	$370	$371	$371
Net income available to common	$1,261	$3,408	$3,728	$4,883	$3,072
Basic earnings per share	$0.12	$0.31	$0.34	$0.44	$0.27
Diluted earnings per share	$0.12	$0.31	$0.34	$0.44	$0.27
Average shares outstanding	10,879,405	10,938,275	11,021,902	11,090,519	11,188,840
Average diluted shares outstanding	10,927,981	10,974,674	11,043,473	11,113,553	11,222,994
PERFORMANCE
Return on average assets (annualized)	0.35%	0.80%	0.86%	1.10%	0.71%
Return on average common equity (annualized)	2.85%	7.61%	8.56%	11.60%	7.40%
Return on average tangible common equity (annualized)	3.63%	9.65%	10.97%	15.03%	9.60%
Common dividend payout ratio	125.00%	45.16%	38.24%	27.27%	40.74%
Net interest margin (fully tax-equivalent)	3.94%	3.73%	3.75%	3.63%	3.35%
Efficiency ratio	64.21%	67.63%	66.84%	67.07%	72.04%
Full-time equivalent employees	600	620	621	636	636
CAPITAL
Period end common equity to total assets	9.04%	9.40%	9.57%	8.97%	8.70%
Period end tangible common equity to tangible total assets	7.19%	7.57%	7.68%	7.12%	6.83%
Leverage ratio	9.17%	9.38%	9.35%	9.23%	8.89%
Tier 1 risk-based capital ratio	14.58%	15.34%	15.74%	15.71%	15.86%
Total risk-based capital ratio	15.83%	16.59%	16.99%	16.96%	17.12%
Cash dividends declared per share	$0.15	$0.14	$0.13	$0.12	$0.11
Book value per share	$15.71	$16.36	$16.14	$15.41	$14.80
Tangible book value per share	$12.24	$12.91	$12.69	$11.98	$11.38
ASSET QUALITY
Gross loan charge-offs	$1,417	$1,458	$923	$1,310	$970
Net loan charge-offs	$869	$687	$441	$829	$239
Net loan charge-offs to average loans (annualized)	0.35%	0.29%	0.18%	0.35%	0.10%
Loans past due over 90 days	$1	$2	$2	$—	$4
Nonaccrual loans	6,254	7,353	8,075	8,295	10,402

Total nonperforming loans	6,255	7,355	8,077	8,295	10,406
Other real estate (ORE) and repossessed assets (repos)	1,235	1,257	1,421	1,625	1,352

Total nonperforming assets	$7,490	$8,612	$9,498	$9,920	$11,758
Nonperforming loans to total loans	0.62%	0.76%	0.84%	0.87%	1.11%
Nonperforming assets to total loans, ORE and repos	0.74%	0.88%	0.98%	1.04%	1.25%
Nonperforming assets to total assets	0.40%	0.45%	0.51%	0.52%	0.62%
Allowance for loan losses	$16,038	$15,549	$15,521	$15,611	$16,522
Allowance for loan losses to total loans	1.59%	1.60%	1.61%	1.64%	1.76%
Allowance for loan losses to nonperforming loans	256%	211%	192%	188%	159%
PERIOD END BALANCES
Total loans	$1,010,749	$972,444	$964,173	$949,671	$940,870
Total assets	$1,895,448	$1,912,652	$1,857,876	$1,902,985	$1,898,092
Total deposits	$1,595,755	$1,627,972	$1,575,971	$1,616,262	$1,617,049
Total common equity	$171,417	$179,783	$177,741	$170,743	$165,185
Total shareholders’ equity	$188,998	$197,364	$195,322	$188,324	$182,766
Common shares outstanding	10,912,612	10,992,449	11,011,151	11,081,625	11,161,835
AVERAGE BALANCES
Total loans	$990,131	$964,418	$954,373	$942,394	$932,638
Total interest-earning assets	$1,771,801	$1,759,635	$1,756,169	$1,766,511	$1,814,299
Total assets	$1,897,514	$1,890,874	$1,884,712	$1,890,669	$1,938,685
Total deposits	$1,612,782	$1,607,448	$1,607,737	$1,598,643	$1,657,975
Total interest bearing liabilities	$1,411,114	$1,409,461	$1,402,294	$1,413,727	$1,476,534
Total common equity	$177,722	$179,993	$172,833	$166,977	$166,526
Total shareholders’ equity	$195,303	$197,574	$190,414	$184,558	$184,108